Exhibit 10.1

** Certain information in this exhibit has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

ULS™ SUPPLY AND

MARKETING LICENSE AGREEMENT

between

KREATECH BIOTECHNOLOGY B.V.

and

IMMUNICON CORPORATION.

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PARTIES

by and between:

KREATECH BIOTECHNOLOGY B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its registered office and principal place of business at (1032 LG) Amsterdam, the Netherlands, at Vlierweg 20, (hereinafter “KREATECH”)

and

Immunicon Corporation, a corporation incorporated under the laws of the state of Delaware, USA having its principal place of business at 3401 Masons Mill Rd, Suite 100 Huntingdon Valley, PA 19006, USA, (hereinafter “LICENSEE”)

Together also to be referred to as “Parties”;

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PREAMBLE

WHEREAS, KREATECH represents that it is entitled to (sub)license certain valuable patent rights and know-how relating to the versatile non-enzymatic technology for the chemical labeling of bioorganic monecules, e.g. DNA, RNA, proteins, oligonucleotides and nucleotides, known as the Universal Linkage System (ULS™);

WHEREAS, KREATECH has a Market License Agreement with [**************************************************** **************************************************************************], granting KREATECH the right to use [*************************************] to produce [******] labeling reagents, by using KREATECH’s Universal Linkage System (ULS™),

WHEREAS, LICENSEE would like to have certain of its raw materials and products processed by the ULS™ technology and would like to obtain a non-exclusive license to market the ULS™-processed products under private label;

WHEREAS, KREATECH is able and willing to supply LICENSEE with such ULS™-processed products and to grant such non-exclusive market license;

NOW, THEREFORE, in consideration of the foregoing and of the following terms, conditions and promises, the Parties hereto agree as follows:

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Article 1. DEFINITIONS

As used herein, the following terms shall have the following meanings, either used in the singular or in the plural form:

1.1	“AFFILIATE” hall mean any corporation, company or other entity that directly or indirectly controls, is controlled by, or is under common control with KREATECH or LICENSEE. For the purpose of this definition, the word “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock or equity of the corporation, company, or other entity.

1.2	“AGREEMENT” shall mean this ULS Supply and Marketing License agreement, explicitly including all EXHIBITS.

1.3	CONTRACT YEAR” shall mean January 1 to December 31. The first CONTRACT YEAR shall begin January 2, 2006.

1.4	“CHANGE OF CONTROL” means a change in control over the company of KREATECH in a way that such control will be held by other parties than the parties having such control at the Effective Date. For the purpose of this definition, the word “control” shall mean the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock or equity of the corporation, company, or other entity.

1.5	“EFFECTIVE DATE” means January 02 2006.

1.6	“END USERS” shall mean purchasers of LICENSED PRODUCTS for their own internal use according to the PRODUCT APPLICATION within the MARKET SEGMENT and within the TERRITORY.

1.7	“EXHIBIT” shall mean any schedule attached hereto and initialled by PARTIES and which are herein incorporated by reference and made a part of this AGREEMENT.

1.8	“IP RIGHTS/LICENSEE” shall mean all intellectual property rights relating to PRODUCTS/LICENSEE, including but not limited to issued patents or pending patent applications already assigned or exclusively licensed to LICENSEE, prior to the execution of this AGREEMENT and all future patents and pending patent applications that become assigned or exclusively licensed to LICENSEE following execution of this AGREEMENT, where any such patent has neither expired nor been held invalid by a court or other body of competent jurisdiction, from which no appeal has been, or may be, taken, and where any such patent application has not been abandoned, as well as all rights in technical information, know-how, processes, procedures, protocols, techniques and formulas which are not covered by such intellectual property rights but which are necessary for practicing the aforementioned intellectual property rights.

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1.9	“KREATECH” shall mean Kreatech Biotechnology B.V. and its AFFILIATES.

1.10	“LICENSED PRODUCTS” shall mean the PRODUCTS/LICENSEE as modified by KREATECH and the manufacture, use or sale of which is covered by one or more claims of PATENT RIGHTS and/or PATENT RIGHTS/THIRD PARTY that has neither expired, been abandoned nor been held invalid by a court or other body of competent jurisdiction, from which no appeal has been, or may be, taken and which LICENSED PRODUCTS are specified in Exhibit A3

1.11	“LICENSEE” shall mean Immunion Corporation and its AFFILIATES.

1.12	“MARKET SEGMENT” shall mean those segments of markets listed in EXHIBIT D.

1.13	“NET SALES” shall mean the gross revenues invoiced by LICENSEE from the sale of LICENSED PRODUCTS less (i) regular trade and quantity discounts; (ii) the costs for insurance and transportation; (iii) taxes, tariff duties and value added taxes or other governmental levies and (iv) amounts allowed or credited due to returns of defective products (which will never exceed the original billing or invoice amount), as calculated in accordance with article 7 of this AGREEMENT.

1.14	“PATENT RIGHTS “ shall mean KREATECH’S rights in information or discoveries covered by patents and/or patent applications, as listed in EXHIBIT A-1, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, where any such patent has neither expired nor been held invalid by a court or other body of competent jurisdiction, from which no appeal has been, or may be, taken, and where any such patent application has not been abandoned, as well as all rights in technical information, know-how, processes, procedures, protocols, techniques and formulas which are not covered by patent rights and/or patent applications but which are necessary for practicing the aforementioned patent rights and/or patent applications.

1.15	“PRODUCT APPLICATION” shall mean the use of the LICENSED PRODUCTS for the applications listed in EXHIBIT C.

1.16	“PRODUCTS/LICENSEE” shall mean the raw materials and products as specified in EXHIBIT A-2.1 that are supplied by LICENSEE to KREATECH in order to produce LICENSED PRODUCTS.

1.17	“PRODUCTS/KREATECH” shall mean the raw materials and products as specified in EXHIBIT A-2.2 that are supplied or owned by KREATECH and which will be used in order to produce LICENSED PRODUCTS.

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1.18	“RESELLER” shall mean any agent, distributor or other reseller, [listed in EXHIBIT F], who purchases LICENSED PRODUCTS from LICENSEE for the sole distribution to END USERS, where such LICENSED PRODUCTS are distributed to such END USERS as supplied by KREATECH and are not being repackaged, derivatized, modified quantitatively or qualitatively, incorporated into other commercial offerings, or separated into individual components to sell separately, other than explicitly authorized in this AGREEMENT, according to guidelines outlined in a legal document that confirms the obligations of such RESELLER to LICENSEE.

1.19	“SUPPLY PRICE”shall mean the supply prices for the LICENSED PRODUCTS, as indicated in EXHIBIT J-2.

1.20	“TARGET AMOUNT” shall mean the minimum annual volume of LICENSED PRODUCTS to be purchased by LICENSEE, which is related to the agreed forecast and which is specified in EXHIBIT E-1.

1.21	“TERRITORY” shall mean all countries and territories listed in EXHIBIT B.

1.22	“ULS TECHNOLOGY” shall mean the technology (partly) covered by PATENT RIGHTS that consists of (i) the linkage of at least two entities through coordination chemistry, (ii) removal of unreacted linkage compounds; and/or (iii) the interaction of complexes produced as a result of (i) with at least an other entity.

1.23	“PATENT RIGHTS/THIRD PARTY” shall mean all patents that have been granted and will be granted from [**********], where any such patent has neither expired, been abandoned nor been held invalid by a court or other body of competent jurisdiction, from which no appeal has been, or may be, taken, as well as any know-how relating to such patent(s), as far as such rights have been licensed to KREATECH in the [**********], as such patents are specified in Exhibit A-1.

Article 2. GRANT AND RESTRICTIONS OF LICENSE

2.1(a)	KREATECH grants to LICENSEE under the PATENT RIGHTS and PATENT RIGHTS/THIRD PARTY and LICENSEE accepts upon the terms and conditions as set forth in this AGREEMENT, a royalty-bearing, non-exclusive, non-transferable license, without the right to sub-license, strictly (i) to offer to sell, to sell, to distribute, to import or to export the LICENSED PRODUCTS under private label to RESELLERS or END USERS for the PRODUCT APPLICATION within the MARKET SEGMENT in the TERRITORY and (ii) to internally use and to use or

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have used on its behalf, to perform services for LICENSEE’s customers and collaborators, the LICENSED PRODUCTS for the PRODUCT APPLICATION within the MARKET SEGMENT in the TERRITORY. For the avoidance of doubt, it is stated that LICENSEE or its RESELLER is entitled to market the LICENSED PRODUCTS in its own package and under its own private label, eventually in combination with other (raw) materials, provided that such does not affect the (chemical) structure of the LICENSED PRODUCTS.

2.1(b)	The license granted in accordance with article 2.1(a) above does not – without limitation— include the right (i) to make or further process LICENSED PRODUCTS or (ii) to use LICENSED PRODUCTS in manners or for purposes other than those explicitly authorized in article 2.1.(a) above, including but not limited to acting outside the scope of the specified TERRITORY, PRODUCT APPLICATION or MARKET SEGMENT or sell the LICENSED PRODUCTS to parties that are not RESELLERS or END USERS.

2.2	No license under any patent or patent application other than those that constitute PATENT RIGHTS is, or shall be deemed to have been, granted to LICENSEE under this AGREEMENT.

2.3	Insofar necessary for the processing of PRODUCTS/LICENSEE into LICENSED PRODUCTS, LICENSEE grants to KREATECH under IP RIGHTS/LICENSEE, and KREATECH accepts upon the terms and conditions set forth herein, a non-exclusive license, without the right to sub-license, to use the IP RIGHTS/LICENSEE solely for said processing. LICENSEE will at any and all times timely and correctly supply KREATECH with the required amount of PRODUCTS/LICENSEE needed for the production of LICENSED PRODUCTS.

Article 3. TRADE NAMES AND TRADEMARKS

3.1	The LICENSED PRODUCTS will be sold under the private label of LICENSEE or its RESELLER and not under any of KREATECH’s trade names or trademarks. LICENSEE is only entitled to use KREATECH’s tradenames and trademarks as listed in EXHIBIT G insofar such use reasonably arises from or relates to the sale, distribution or other authorized form of use of the LICENSED PRODUCTS under this AGREEMENT, provided that such use of trade names and trademarks will at any and all times be carried out properly and in accordance with any instructions given by KREATECH. LICENSEE will in any event identify KREATECH as the owner of the trade names and trademarks.

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3.2	For any other use of the trade names and trademarks, LICENSEE will need KREATECH’s prior written consent. LICENSEE is not entitled to register or otherwise claim any rights to trade names, trademarks, domainnames or other signs that are indentical or similar to KREATECH’s trade names and trademarks.

3.3	After termination of this AGREEMENT, for any reason whatsoever, LICENSEE will immediately cease and not resume any and all use of the trade names and trademarks, or in any other way refer to KREATECH except as may be required by law or regulation.

Article 4. PATENT MARKING AND PRODUCT LITERATURE

4.1	LICENSEE shall indicate on the label of the LICENSED PRODUCTS that they are “licensed from KREATECH Biotechnology B.V.”. LICENSEE shall identify the LICENSED PRODUCTS used in the kits in accordance with Exhibit A-1, in LICENSEE’s product literature associated with the kits and on the appropriate kit label, as well as advertising literature, including web based promotional literature describing the kits. LICENSEE shall indicate KREATECH as the owner of the PATENT RIGHTS/KB and related trademarks and brand names, and indicate that the products are provided under license from KREATECH in its product literature and advertising literature associated with the kits, including web based promotional literature.

4.2	With respect to all sales in the United States, LICENSEE shall mark all LICENSED PRODUCTS in accordance with the statutes of the United States relating to the marking of patented articles (see 35 U.S.C. § 287). This shall include marking the LICENSED PRODUCTS with the words “patent” or the abbreviation “pat.”, followed by the number of all U.S. patents that constitute PATENT RIGHTS, or when, from the character of the article, this cannot be done, by fixing to it, or to the package wherein one or more of the articles is contained, a label containing a like notice. LICENSEE shall also comply with all such marking provisions as may be permitted or required under the laws of countries outside the United States, as soon as LICENSEE becomes aware or reasonably should be aware of such provisions.

4.3	Notwithstanding the above, the labeling will at all times meet with the specifications as set forth in Exhibit A-1. LICENSEE will timely and correctly provide the labels and other materials and information as specified in Exhibit I. Furthermore, LICENSEE will ensure that the RESELLERS appointed by LICENSEE will also meet with the terms and conditions concerning labeling as laid down in this Agreement and will therefore not, without limitation, remove or change the labeling or the packaging.

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4.4	Insofar the IP RIGHTS/LICENSEE require any specific product marking or labeling, LICENSEE gurantees that it will use its reasonable efforts to fully and correctly comply with such requirements.

4.5	In the event the product marking will be carried out by KREATECH, LICENSEE ensures to timely and correctly provide the labels and other materials and information necessary for such product marking.

Article 5. CONFIDENTIALITY AND PUBLICITY

5.1	Each party acknowledges and agrees that it may receive certain information which it considers to be confidential, originating from the other party (hereinafter the “Donor Party”).

5.2	“Confidential Information” shall mean all information regarding the PATENT RIGHTS, IP RIGHTS\LICENSEE, LICENSED PRODUCTS, PRODUCTS\LICENSEE or PRODUCTS\KREATECH that is received by a party to this AGREEMENT (hereinafter the “Receiving Party”) from the Donor Party, and all other information from or concerning the Donor Party that must reasonably be regarded as having a confidential nature, except for information that:

(a)	was in the public domain prior to the receipt under this AGREEMENT, or thereafter becomes part of the public domain through no fault of the Receiving Party;

(b)	the Receiving Party can show by credible written evidence was in its possession at the time of receipt without an obligation of confidentiality; or

(c)	is received by the Receiving Party from a third party that is not under an obligation to maintain the information in confidence; or

(d)	after disclosure, is received by the Receiving Party from a third party, unless the Receiving Party knows or could anticipate that such party was not entitled to receive and/or transfer the information concerned.

All Confidential Information transmitted under this AGREEMENT shall where possible be marked or identified by the Donor Party as “Confidential” or similar notice at the time of its disclosure under the terms of this AGREEMENT, but the failure to so mark information disclosed hereunder shall not prevent the information disclosed from being Confidential Information.

5.3	All Confidential Information received under this AGREEMENT shall be maintained by the Receiving Party in confidence, shall not be disclosed to any other person or entity and shall not be used by the Receiving Party, in each case except as expressly provided by this AGREEMENT without prior written approval of the Donor Party. The obligation of the Receiving Party to maintain Confidential Information in

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confidence shall be considered satisfied if the Receiving Party takes the same steps to maintain such Confidential Information in confidence that it takes with respect to its own confidential information, but in no event less than a reasonable degree of care.

5.4	Upon the request of the Donor Party, all physical material, including, but not limited to, chemical samples, documents, drawing, models, computer diskettes and sketches, containing Confidential Information shall be returned to the Donor Party prior to or immediately upon any termination of this AGREEMENT or before the expiration hereof, except that the Receiving Party’s Legal Department may keep one copy of the Confidential Information in its files solely for the purpose of Receiving Party determining its compliance with its obligations under this AGREEMENT.

5.5	The Parties to this AGREEMENT understand and agree that all intellectual property rights, including but not limited to copyrights and patent rights, or trade secret rights relating to Confidential Information of the Donor Party are and shall remain the property of the Donor Party, and that no transfer or license of any such rights is made solely by the disclosure of Confidential Information under this AGREEMENT.

5.6	The Receiving Party may disclose Confidential Information of the Donor Party to third parties if, and to the extent that, (i) such disclosure is required by law or regulations, or (ii) such disclosure is necessary to achieve the objectives of this AGREEMENT and such third party has been informed of the confidentiality of the Confidential Information and the obligations under this AGREEMENT as to confidentiality and has agreed in writing to be bound to maintain such Confidential Information in confidence under terms and conditions substantially equivalent, in all material respects, to the obligations of a Receiving Party hereunder with respect to Confidential Information . The Receiving Party shall remain liable to the Donor Party for any unauthorized disclosures of Confidential Information by a third party who obtained the Confidential Information from the Receiving Party in accordance with this article 5.6.

5.7	The Receiving Party hereby indemnifies and holds harmless the Donor Party against any loss resulting from unauthorized disclosure or use of the Confidential Information by the Receiving Party, its employees, its agents, or others to whom the Confidential Information has been disclosed by the Receiving Party. No indemnity payments hereunder relieve the Receiving Party or any third party from liability under applicable laws, such as intellectual property rights, including but not limited to patents and copyrights, or trade secret laws, and such payments do not constitute any grant or continuation of grant of any express or implied license or covenant not to sue under any intellectual property rights, including but not limited to patents and copyrights, or trade secrets of the Donor Party.

5.8	Neither LICENSEE nor KREATECH shall not make any public announcements

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regarding this AGREEMENT or the subject matter thereof without the prior written approval of both parties; provided, however that LICENSEE may make such announcements and other disclosures without the prior consent of KREATECH as may be deemed necessary by its legal counsel to comply with applicable laws or regulations or requirements of any exchange or market on which LICENSEE’s stock or other securities may be listed. Manuscripts for any proposed (scientific) publications by either party will be timely submitted to the other party, meaning that the other party will at least have 30 days before the intended publication, in order to either give or deny its written approval as meant above, as well as exercise its right to review and to comment upon the publication in order to protects its Confidential Information, know-how and intellectual property rights, in the broadest sense.

5.9	If required by law, rule, regulation or order of any government, government agency or court, the Receiving Party may disclose Confidential Information of the Donor Party, but will give adequate prior written notice of such disclosure to the Donor Party to permit the Donor Party to intervene and to request protective orders or other confidential treatment for its Confidential Information.

5.10	The obligations of confidentiality of a party hereunder with respect to Confidential Information shall exist while this AGREEMENT is in force and for a period of five (5) years thereafter.

Article 6. SUPPLY AND MANUFACTURING

6.1	KREATECH agrees to sell and supply to LICENSEE such quantities of the LICENSED PRODUCTS as LICENSEE may order in accordance with this AGREEMENT, more specifically in accordance with LICENSEE’s forecasts (see EXHIBIT E-2). LICENSEE acknowledges that, in the event its purchase orders of LICENSED PRODUCTS substantially exceed the TARGET AMOUNT according to the agreed forecast, the specifications, especially with regard to delivery times and other specifications depending on the available production capacity, may deviate and will be agreed upon between Parties in good faith.

6.2	KREATECH’s general terms of supply, attached hereto as EXHIBIT H, are applicable to the sales and supply of the LICENSED PRODUCTS, and the terms and conditions set forth in said EXHIBIT H are incorporated herein by reference and made a part of this AGREEMENT. In the event of a conflict between the general terms of supply set forth in EXHIBIT H and the provisions of this AGREEMENT, the provisions of this AGREEMENT will prevail.

6.3	The LICENSED PRODUCTS will meet with the product specifications as set forth in EXHIBIT I.

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6.4	LICENSEE will place its orders for the LICENSED PRODUCTS 60 (sixty) days in advance specifying quantities sufficient to perform 500 tests. LICENSEE acknowledges that, in the event its orders of LICENSED PRODUCTS substantially exceed its forecasts, the specifications, especially with regard to delivery times and other specifications depending on the available production capacity, may deviate and will be agreed upon between Parties in good faith.

6.5.1	KREATECH’s liability for the LICENSED PRODUCTS will be limited to the product specifications laid down in EXHIBIT I and as specified in the general terms of supply. LICENSEE itself will ensure adequate provisions in case of (product) liability outside the scope of the specifications guaranteed by KREATECH and will fully indemnify and hold KREATECH harmless against any and all claims of RESELLERS, END USERS or third parties in this respect.

6.5.2	In the event that KREATECH is not able to fullfill its production obligations to LICENSEE, KREATECH agrees, at the election of KREATECH, to (a) have LICENSED PRODUCTS manufactured on behalf of LICENSEE by a third party selected by KREATECH or (b) allow, and transfer temporarily all know-how that may be necessary, to allow LICENSED PRODUCTS to be manufactured by LICENSEE or by a third party on behalf of LICENSEE, for the purpose of marketing, sale and/or distribution in the TERRITORY, in the event that KREATECH fails to supply the forecasted quarterly volumes for more than ninety (90) successive days. In this case, however, LICENSEE shall be obliged to purchase from KREATECH what KREATECH is able to supply of the minimum purchase quantities ordered by LICENSEE, such that know-how temporarily transferred by KREATECH shall only be used for production of the quantity ordered that KREATECH is unable to supply. In such event, KREATECH is obliged to provide all necessary know-how for manufacturing of the LICENSED PRODUCTS to the third party or LICENSEE, as applicable. The third party or LICENSEE shall cease manufacturing of LICENSED PRODUCTS when KREATECH is able again to supply the minimum forecasted quarterly volumes.

6.5.3	KREATECH agrees, at the election of KREATECH, to (a) have the LICENSED PRODUCTS manufactured on behalf of LICENSEE by a third party selected by KREATECH or (b) allow the LICENSED PRODUCTS to be manufactured by LICENSEE or by a third party on behalf of LICENSEE, for the purpose of marketing, sale and/or distribution in the TERRITORY, in the event that either (i) KREATECH ceases to do business or (ii) KREATECH, its equity or the assets of the business to which this Agreement relates is acquired by a third party and such third party decides to discontinue to fulfil the obligations in relation to this Agreement. In such event KREATECH is obliged to provide all necessary know-how for manufacturing of the LICENSED PRODUCTS to such third party or LICENSEE, as applicable.

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6.5.4	KREATECH guarantees that in order to meet with its obligations under paragraphs 6.6 and 6.7, it will maintain complete and accurate records and Standard Operating Procedures regarding the manufacturing processes for the LICENSED PRODUCTS that will allow a third party reasonably skilled in the field to produce the LICENSED PRODUCTS. Upon reasonable prior written notice to KREATECH, and during KREATECH’s normal business hours, KREATECH shall allow an authorized representative of LICENSEE to review and inspect such Standard Operating Procedures at LICENSEE’s expense, and no more frequently than once each CALENDER YEAR. If in LICENSEE’s reasonable opinion such Standard Operating Procedures are not in compliance with this Paragraph 6.8, LICENSEE shall so notify KREATECH with a reasonably detailed explanation of the deficiencies. KREATECH shall promptly review such notification, and if the explanation of the deficiencies is confirmed to be appropriate, correct any such deficiencies, and allow LICENSEE to re-inspect such Standard Operating Procedures for compliance with this provision.

Article 7. ENTRANCE FEES, PRICING

7.1	In consideration of the rights and licenses granted under this AGREEMENT LICENSEE shall pay to KREATECH the nonrefundable entrance fee(s) as mentioned in EXHIBIT J-1.

7.2	KREATECH and LICENSEE agree to the pricing schedule as described in EXHIBIT J-2.

7.3	The SUPPLY PRICES may be requested to be adjusted by KREATECH once per CONTRACT YEAR, by giving one month written notice. The maximum increase shall be no greater than the increase in the Producer Price Index as published in the Wall Street Journal for the CONTRACT YEAR of the adjustment. In the event of any unforeseen price increase in raw materials, LICENSEE agrees to in good faith consider such unforeseen price increase in raw materials as an exception to the foregoing maximum price increase.

Article 8. PAYMENTS AND REPORTS

8.1	During the term of this AGREEMENT and for one (1) year thereafter, LICENSEE will keep complete and accurate records of its sales of the LICENSED PRODUCTS and the related NET SALES to be made according to the following paragraphs. To facilitate such record keeping, all LICENSED PRODUCTS sold shall bear a serial number or lot number displayed in an easily accessible location.

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8.2(a)	Within forty-five (45) days from December 31 of each CONTRACT YEAR, LICENSEE shall furnish KREATECH with a report including the information as set forth in EXHIBIT K hereto. The report shall be prepared or verified by LICENSEE’S officer responsible for preparing financial statements or by LICENSEE’S Certified Public Accountant or the equivalent thereof.

8.2(b)	Concurrently with such annual reports, provided for in article 8.2(a) above, LICENSEE shall pay KREATECH, as herein provided, the amount shown thereon to be due.

8.3	All payments as set forth in this AGREEMENT shall be computed in EURO’s, unless explicitly agreed upon in writing otherwise.

8.4(a)	LICENSEE’S records and books as meant in article 8.1 above, will be open to examination by a certified public accountant designated and paid for by KREATECH and acceptable to LICENSEE. Such inspection of the records and books shall be requested for in writing at least five (5) business days in advance.

8.4(b)	If such certified public accountant, designated by KREATECH, shows that there is an accounting difference of more than 5% to KREATECH’s disadvantage for the audited period, the reasonable costs for the accountant will be borne by LICENSEE.

8.5	All payments due to KREATECH as set forth in this AGREEMENT shall, if overdue, bear interest until payment at an annual rate of twelve percent (12%) computed from the date when the payment became overdue; provided, however, that if such twelve percent (12%) rate shall be in excess of that allowed by applicable law, then the highest rate permitted by law shall apply.

Article 9. TECHNICAL ASSISTANCE

9.1	KREATECH will provide technical assistance, upon request, to LICENSEE or its RESELLERS relating to the use of the LICENSED PRODUCTS which shall be charged at its standard hourly rates. The standard hourly rates for the current CONTRACT YEAR are mentioned in EXHIBIT L hereto.

Article 10.TERM AND TERMINATION

10.1	This AGREEMENT has been entered into and will come into force only as of the EFFECTIVE DATE and will remain in force until expiration of the last patent of the PATENT RIGHTS, unless it will be prematurely terminated in accordance with the article 10.2 or the article 10.3 below.

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10.2	In the event either of the Parties shall fail or refuse to perform any of its material obligations hereunder, the other party may, without waiving any other contractual or statutory rights, provide the defaulting party with written notice specifying the particulars of such failure or refusal and demanding that such default be remedied within a ninety (90) day period, which period must be specified in said notice. If the default will not fully and correctly be remedied within the period set forth in the notice of default, the non-defaulting party may immediately terminate this AGREEMENT out-of-court upon further written notice to the defaulting party, notwithstanding its other rights, such as its rights to claim for full and/or additional compensation of damages.

10.3	This AGREEMENT may be immediately terminated by KREATECH by giving written notice to LICENSEE, if (i) LICENSEE admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or under any other insolvency act, makes an assignment for the benefit of its creditors, or upon a petition in bankruptcy or for the appointment of a receiver being filed against it, fails to have the petition or appointment dismissed or vacated within sixty (60) days from the date thereof, or (ii) LICENSEE assigns its rights under this AGREEMENT in violation of article 15.1 hereof, or (iii) LICENSEE is determined by a final judgment of a judicial proceeding from which no appeal can be or is taken to have acted outside the scope of the license(s) granted under this AGREEMENT and thus violates one or more of the PATENT RIGHTS.

10.4(a)

Upon termination of this AGREEMENT, for whatever reason, LICENSEE will immediately cease to use any and all (intellectual) property owned or controlled by KREATECH and will return all materials owned by KREATECH. No termination of this AGREEMENT shall relieve the Parties of their confidentiality and secrecy obligations pursuant to this AGREEMENT and all other obligations that from their nature are destined to survive termination of this AGREEMENT.

10.4(b)	Upon termination of this AGREEMENT, with the exception of termination for the reason as set forth in article 10.3 under (ii) above, LICENSEE is entitled to sell off its stock of LICENSED PRODUCTS, provided that LICENSEE will pay to KREATECH any payments due KREATECH up to the date of termination.

10.5	This Agreement may be terminated by LICENSEE for any reason or for no reason by giving one hundred and twenty (120) days written notice to KREATECH. In this event LICENSEE shall comply with all its financial obligations to KREATECH within a period of twelve (12) months after termination of this Agreement, and LICENSEE is not entitled to receive refund of any payments made under the Agreement.

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10.6	Subject to the provisions of this the section 10.6, the portion of this Agreement, solely as it relates to PATENT RIGHTS/THIRD PARTY, may be terminated by KREATECH at any and all times without any obligation to pay for damages or any other form of compensation, by giving written notice to LICENSEE, solely in the event of termination of the [**************], for whatever reason. KREATECH shall use its best efforts to maintain the [**************] in full force and effect during the term of this Agreement. KREATECH shall indemnify and hold harmless LICENSEE from and against any judicially enforceable claims, damages and any economic loss resulting from any third party legal action against LICENSEE from any failure by KREATECH to maintain the [************] and the licenses granted thereunder in full force and effect during the term of this Agreement. In the event that the [***************] is terminated, KREATECH shall immediately inform LICENSEE of that fact and will use its best efforts to find an equivalently performing [***] to that which is the subject matter of the [**********], to be supplied to LICENSEE with materially equivalent rights as set forth in this Agreement, at no cost to LICENSEE. Additionally KREATECH shall maintain in its inventory sufficient [*********] to supply LICENSEES needs for 18 months based on LICENSEE’s forecast .

Article 11. INFRINGEMENT BY THIRD PARTIES

11.1	LICENSEE will notify KREATECH within twenty (20) business days of any actual or potential infringement or misappropriation by a third party of any PATENT RIGHT of which LICENSEE becomes aware. Within ninety (90) days after the date of receipt of LICENSEE’S notice, KREATECH will notify LICENSEE as to what, if any, action KREATECH intends to take with respect to such actual or potential infringement.

11.2(a)

If KREATECH elects to take any action in accordance with article 11.1 above, and if the actual or potential infringement or misappropriation of any PATENT RIGHT does not involve the actual or potential infringement or misappropriation of any IP RIGHT/LICENSEE, then KREATECH will have exclusive control over the same and will be entitled to retain the proceeds of any judgment or settlement recovered in connection with the alleged infringement or misappropriation by a third party.

11.2(b)	If KREATECH elects to refrain from taking any action, LICENSEE will have the right, upon notice to KREATECH and at LICENSEE’S expense, to proceed against the alleged infringement or misappropriation and to retain the proceeds of any judgment or settlement recovered in connection therewith.

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11.2(c)	If LICENSEE indicates that the actual or potential infringement or misappropriation of any PATENT RIGHT also involves the actual or potential infringement or misappropriation of any IP RIGHT/LICENSEE, then KREATECH shall obtain the approval of LICENSEE in the control over and/or settlement of the same, and the Parties will determine a formula for the distribution of the proceeds of any judgment or settlement recovered in connection with the alleged infringement or misappropriation by a third party which formula shall reflect the relative participation of the Parties, and proportionate damages, if any, that are granted.
11.2(d)	In any infringement suit or dispute, the Parties will reasonably cooperate with each other, by permitting the other Party access to its relevant personnel, records, papers, samples, specimens and any and all other relevant information and material, such at the expense of the Party initiating such action.

Article 12. WARRANTIES AND LIABILITY

12.1	KREATECH represents and warrants that at the Effective Date (i) it has the right to grant the license(s) as set forth in this AGREEMENT and that it shall maintain such right in full force and effect at all times while this AGREEMENT is in effect; and (ii) the PATENT RIGHTS represent all patent rights owned by KREATECH required to use the ULS TECHNOLOGY for manufacturing and use and sale by LICENSEE, of the LICENSED PRODUCTS under this Agreement; and (iii) there are no claims of third parties alleging patent infringement pending in any court against KREATECH with respect to the exploitation, including the manufacturing, marketing, sale and use, of the PATENT RIGHTS and to the best of the knowledge of KREATECH, no third party has expressed in writing to KREATECH an intention to bring any claim of patent infringement with respect to the PATENT RIGHTS. KREATECH fully indemnifies and holds LICENSEE harmless against any and all third party claims relating to or arising out of any of the aforementioned claims by any third party , including but not limited to any claims relating to or arising out of any breach by KREATECH of its warranty as set forth in this Article 12.1, above. Such indemnification is conditioned upon (i) prompt written notice of the claim; and (ii) reasonable assistance of LICENSEE, at KREATECH’s expense, in connection with such defense, and (iii) LICENSEE providing KREATECH with the sole control over the defense or settlement of such claim.

12.2	Except as expressly set forth in this Article 12, KREATECH makes no representations and extends no warranties, express or implied, and assumes no responsibility whatsoever with respect to (i) the suitability, completeness or accuracy or the merchantability or fitness for a particular purpose of the LICENSED PRODUCTS and all relating materials, such as any documentation; and (ii) the marketing of the

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LICENSED PRODUCTS not being subject to claims by a third party for infringement of said third party’s proprietary rights; and (iii) the scope, validity or enforceability of any of the PATENT RIGHTS.

12.3	KREATECH warrants that it will manufacture the LICENSED PRODUCTS with the greatest possible care and by using the highest industry standards and furthermore that the manufacturing process as well as the products thereof meet with the agreed specifications and all requirements under the applicable regulations.

12.4	LICENSEE warrants that (i) the PRODUCTS/LICENSEE supplied to KREATECH meet with all agreed specifications and all requirements under the applicable regulations; and (ii) it will comply with all laws and regulations concerning the marketing of the LICENSED PRODUCTS; and (iii) if applicable, it has the right to grant the license with regard to the IP RIGHTS/LICENSEE as meant in Article 2.3.

12.5	LICENSEE will not make any direct or indirect statements as to the technical features or capabilities of the LICENSED PRODUCTS beyond the information, provided by KREATECH or without KREATECH’S prior written approval of such statement.

Article 13. LIABILITY AND INDEMNIFICATION

13.1	Except as set forth in Article 12, KREATECH will only be liable with respect to any claim for loss or damage involving a LICENSED PRODUCT in the event of gross negligence or intention of KREATECH causing such loss or damage. In such event, KREATECH will only be liable for the direct damages, strictly meaning (i) the reasonable costs made to have KREATECH’S performance meet with its obligations under this AGREEMENT; and (ii) the reasonable costs to be made in order to prevent or to limit the damages caused; and (iii) the reasonable costs to determine the liability and the nature and scope of the damages; and (iv) the reasonable costs to be made in order to seek for any remedy out of court. In no event shall KREATECH be liable for any indirect damages.

13.2	In all other events KREATECH shall not be liable for any loss, damage, injury (including, to the full extent permitted by law and no further, personal injury or death), demand or expense, direct or indirect, resulting from any act or omission that can be contributed to by KREATECH or any other cause and arising out of or in connection with the marketing and use of LICENSED PRODUCTS by LICENSEE or its RESELLERS or END USERS.

13.3	LICENSEE fully indemnifies and holds KREATECH and its licensor harmless against any and all third party claims relating to or arising out of any act or omission by

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LICENSEE, including but not limited to any claims relating to or arising out of any statements as meant in Article 12.5, above. Such indemnification is conditioned upon (i) prompt written notice of the claim; and (ii) reasonable assistance in connection with such defense, and (iii) KREATECH providing LICENSEE with the sole control over the defense or settlement of such claims.

13.4	LICENSEE agrees to hold harmless, defend and fully indemnify KREATECH against all damage, claim, expense and liability, including attorney fees, arising in any way from the use and modification of the LICENSED PRODUCTS, or any other act, attributable to LICENSEE, which results in a claim against KREATECH by its licensor.

Article 14. IMPROVEMENTS AND INVENTIONS

14.1	Any inventions or improvements that are made by or assigned to KREATECH during the term of this AGREEMENT that directly relate to the subject matter claimed in the PATENT RIGHTS and/or to the application of the ULS™ TECHNOLOGY are the sole and entire property of KREATECH.

14.2	Any inventions or improvements that are made during the term of this AGREEMENT that directly relate to the subject matter claimed in the IP RIGHTS/LICENSEE and does not relate in any way to the subject matter claimed in the PATENT RIGHTS and/or the ULS TECHNOLOGY are the sole and entire property of LICENSEE.

14.3	In the event any invention or improvement will lead to a new PATENT RIGHT, KREATECH shall have the right to file for patent protection at its own risk and expense, provided, however, that if KREATECH obtains a patent right in any country, KREATECH, at the request of LICENSEE, shall grant to LICENSEE a license to use the subject matter of such inventions or improvements on additional, commercially reasonable terms in a writing which shall be appended to this AGREEMENT that will be negotiated in good faith by the Parties. In the event any invention or improvement as meant in article 14.2 above will lead to a new IP RIGHT/LICENSEE, LICENSEE shall have the right to seek protection for such right at its own risk and expense.

Article 15. ASSIGNMENT

15.1	This AGREEMENT shall not be assigned by either Party to this AGREEMENT to a third party without the other Party’s prior written consent; except that, however, either Party may assign this AGREEMENT to a third party with which it merges or consolidates, or to which it transfers all or substantially all of its assets, without obtaining the other Party’s consent. This AGREEMENT shall be binding on and inure to the benefit of the Parties hereto and their successors and permitted assigns.

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Article 16. GOVERNING LAW AND JURISDICTION

16.1	This AGREEMENT shall be governed by and construed in accordance with the laws of The Netherlands. In any action or proceeding to enforce this AGREEMENT, the prevailing party shall be entitled to its reasonable attorneys’ fees and costs.

16.2	Parties shall utilize their best efforts to resolve any disputes arising in connection with this AGREEMENT by mutual consultation.

16.3	In the event Parties are unable to agree on an amicable solution, any dispute: a) if brought by LICENSEE shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with said Rules. The arbitration proceeding shall take place in Amsterdam, The Netherlands and shall be conducted in the English language. Parties expressly waive their right to any judicial review or appeal of the arbitrator’s decision in accordance with Article 24 of the Rules of Conciliation and Arbitration of the International Chamber of Commerce; and b) if brought by KREATECH shall be finally settled under the Rules of the American Arbitration Association by a single arbitrator appointed in accordance with said Rules. The arbitration proceeding shall take place in Philadelphia, Pennsylvania, USA and shall be conducted in the English language. Parties expressly waive their right to any judicial review or appeal of the arbitrator’s decision in accordance with the Rules of the American Arbitration Association.

16.4	Notwithstanding the foregoing, the Parties will not be required to arbitrate any disputes involving equitable relief or intellectual property rights, which actions may be brought in any court of competent jurisdiction in the country in which any such right to equitable relief arose or such intellectual property rights exist.

Article 17. MISCELLANEOUS

17.1	Should IMMUNICON intend to have a LICENSED PRODUCT that is intended for use by non-IMMUNICON facilities (for example by IMMUNICON customers), upon request of IMMUNICON, KREATECH and IMMUNICON shall negotiate in good faith a supplemental written agreement that shall address the requirements of such LICENSED PRODUCT, and the terms and conditions under which such LICENSED PRODUCT shall be supplied by KREATECH. It is envisioned that this future contemplated LICENSED PRODUCT shall enable users of IMMUNICON Systems to perform testing at their respective facilities. Both parties further agree to negotiate in good faith customary business terms in the sharing of revenue which may include but not be limited to royalties, licensing fees, and minimum purchase commitments.

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17.2	This AGREEMENT constitutes the entire and only agreement between the Parties for the LICENSED PRODUCTS and all other prior negotiations, representations, agreements and understandings are superseded hereby.

17.3	This AGREEMENT may only be amended in writing signed by both Parties, making specific reference to this AGREEMENT and the clause to be modified.

17.4	If any provision of this AGREEMENT is held null, void or unenforceable, such provision shall not render this AGREEMENT or any other provision thereof null, void or unenforceable. In the event a provision of this AGREEMENT is held to be void or unenforceable, the Parties shall negotiate in good faith so that such void or unenforceable provision may be replaced by another provision of similar, but enforceable, effect. If such a replacement is not possible or cannot be agreed upon, the Parties will negotiate in good faith so that the value of this AGREEMENT to both Parties remains the same despite the loss of the provision held to be void or unenforceable.

17.5	No provision of, right, power or privilege under this AGREEMENT shall be deemed to have been waived by any act, omission or acquiescence on the part of either Party, but only in an instrument in writing signed by an authorized representative of the Party against whom the waiver is sought to be enforced. No waiver by a Party of any breach or default of any provision of this AGREEMENT by the other Party shall be effective as to any other breach or default, whether of the same or any other provision of this AGREEMENT, whether occurring prior to, concurrent with, or subsequent to such waiver.

17.6	Any notice required to be given under this AGREEMENT shall be in writing and shall be deemed to have been received on the day such notice is transmitted by facsimile to the correct facsimile number, or three days after deposit in the mail, postage prepaid for first class mail, whichever occurs first. All mail shall be addressed as follows:

If to LICENSEE:	IMMUNICON CORPORATION
Attention: Chief Executive Officer
3401 Masons Mill Road, Suite 100
Huntingdon Valley, PA 19002
USA

With a copy to:	Chief Counsel
Tel: 215 830 0777
Fax: 215 914 1117

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If to KREATECH:	KREATECH Biotechnology B.V.
Attention: Chief Operations Officer
P.O. Box 37078
1030 AB Amsterdam
The Netherlands

With a copy to:	Manager IPR & Licensing
Tel: + 31 20 6919181
Fax: + 31 20 6963531

or to such other address as may be specified by either Party from time to time in a written notice.

Article 18. EXECUTION

IN WITNESS WHEREOF, the Parties have caused this AGREEMENT to be executed by their duly authorized officers, whereupon following execution by officers of both Parties, this AGREEMENT shall be effective as of the EFFECTIVE DATE.

Immunicon Corporation		KREATECH Biotechnology B.V.

/s/ Edward L. Erickson		/s/ Herman H. Volkers

By:	Edward L. Erickson	By:	Herman H. Volkers
Title:	Executive Chairman	Title:	Chief Operations Officer

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EXHIBIT A1 – PATENT RIGHTS

All PATENT RIGHTS are listed below:

KREATECH patent numbers

•	US 5,580,990

•	EP 0,539,466

•	JP 3,512,792

•	US 5,714,327

•	US 5,985,566

•	US 6,133,038

•	EP 1,019,420

•	AU 724320

•	ME 220744

•	NZ 307633

•	US 6,797,818

•	EP 0,937,090

•	AU 726692

•	ME 216016

•	NZ 334803

[*****************]

•	[***]

•	[***]

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EXHIBIT A2.1 – PRODUCTS/LICENSEE

[***]

[***]

[***]

[***]

EXHIBIT A2.1 – PRODUCTS/KREATECH

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EXHIBIT A3 – LICENSED PRODUCTS

[***]

[***]

[***]

[***]

[***]

Or

PRODUCTS metioned in Exhibit A2.1 and A2.2 [******************] mentioned in Exhibit J-1

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EXHIBIT B – TERRITORY

The TERRITORY has been agreed upon as follows:

World Wide

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EXHIBIT C – PRODUCT APPLICATION

The PRODUCT APPLICATION has been agreed upon as follows:

Manual and/or automated Fluorescent In-Situ Hybridization testing only for use on or in combination with Immunicon’s imaging technology and instrument platforms, explicitly excluding (micro)array testing.

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EXHIBIT D – MARKET SEGMENT

The MARKET SEGMENT has been agreed upon as follows:

Molecular cytogenetic testing (research and clinical), including LICENSED PRODUCTS for tests performed in or on behalf of LICENSEE’s laboratory facilities. Testing in LICENSEE’s laboratories for external use, such as for third parties, is considered as the sale of LICENSED PRODUCTS.

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EXHIBIT E1 – TARGET AMOUNT

TARGET AMOUNTS based on the forecasts as meant in EXHIBIT E2 hereafter.

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EXHIBIT E2 – LICENSEE’S FORECASTS

LICENSEE shall provide a TARGET AMOUNT forecast to KREATECH for the first time at signing this AGREEMENT, and thereafter by the first day of the last month of each quarter (March 1st, June 1st, September 1st, and December 1st). Each TARGET AMOUNT forecast shall include the quantities for the LICENSED PRODUCTS to be purchased during the subsequent four quarters. The quantity of the first quarter is the minimal purchase commitment for said quarter by LICENSEE to KREATECH for the LICENSED PRODUCTS. The quantity of the second quarter is still binding within a range of plus / minus 20 (twenty) %.

The TARGET AMOUNT forecast for the first period will be as described in Exhibit J2.

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EXHIBIT F – LIST OF RESELLERS

To be updated on a periodic basis.

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EXHIBIT G – TRADE NAMES AND TRADEMARKS

The trademarks, trade names and (brand) names that may be used by LICENSEE within the scope of this AGREEMENT are:

Trademarks:

•	ULS™

•	KREATECH®

Trade names:

•	Kreatech (Biotechnology B.V.)

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EXHIBIT H – GENERAL TERMS OF SUPPLY

1	Licensor agrees to sell and Licensee agrees to purchase for resale all its requirements of the Contract Products upon the terms and conditions set forth in this Agreement. The Contract Products shall be manufactured by Licensor with all necessary skill and expertise using properly qualified and experienced personnel, so as to accord with the specifications set out in EXHIBIT I attached and the provisions of Article 7.1 through 7.4 below.

2	At or before the signing of this Agreement and on a quarterly basis thereafter the Licensee will provide the Licensor with an annual forecast of its Contract Products. This will be broken down into quarterly quantities and Licensee will place firm purchase orders to cover each calendar quarter’s requirements, at least two month before each quarter commences. Licensor undertakes to supply Licensee with the Contract Products specified in such orders in accordance with the instructions as to method of delivery, quantity and dates contained in the orders.

3	In the event that Contract Products fail any agreed QC or suitability tests after delivery, with the report of the failure to be within 30 days of the delivery to the Ultimate Consumers, the Licensor will within reasonable time of notification in writing deliver a replacement consignment from a separate batch without additional delay to Licensee. Both parties will cooperate to reach an understanding as to why the original batch failed the agreed test.

4	Payment will be made by Licensee to Licensor within thirty (30) days of date of invoice, which shall not be earlier than the date of shipment. All invoices are to be sent to Licensee at the address requested on the purchase order. The invoiced amount for Contract Products shipped by Licensor to Licensee shall be the total Supply Price as listed in EXHIBIT J-2.

5.1	The point of delivery shall be as stated in the purchase order unless otherwise specified by Licensee.

5.2	Unless otherwise agreed in writing Licensor will deliver the Contract Products ordered not exceeding the forecast of Article 2 on the date specified in each purchase order and/or receiving date of LICENSEE Products, provided that this date is not within four (4) weeks after Licensor receives the purchase order.

5.3	Title shall pass to Licensee on delivery to Licensee at the place specified in Article 5.1. Until delivery to Licensee at the place specified in Article 5.1, risk of loss shall be shared evenly by Licensor and Licensee. The EURO amount of the value of the Contract Products in any shipment shall be calculated as the manufacturing cost to Licensor for replacement of those products.

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6	Licensor will supply to Licensee on or before the date hereof and throughout the Agreement sufficient information, know-how and documentation to enable Licensee to use the Contract Products in a proper manner.

7.1	Licensor warrants as follows:

7.1 (a)	that all Contract Products manufactured and supplied under this Agreement shall accord with the specifications set forth in EXHIBIT I or such other specification as has been agreed between the parties in writing in substitution therefore;

7.1 (b)	that prior to delivery all tests and quality control procedures set out in this Agreement – if any—will have been carried out in relation to each unit of the Contract Products with satisfactory results.

7.2	If explicitly agreed, Licensor will disclose to Licensee particulars of results of the quality control tests carried out on the Contract Products if these particulars are requested by Licensee and will at the request of Licensee permit a duly authorized representative of Licensee to visit and inspect the process of manufacture by Licensor of the Contract Products.

7.3	Alterations in quality control procedures and technical specifications may be introduced from time to time by written agreement between Licensor and Licensee prior to such alterations being introduced.

7.4	On receipt of any claim pertaining to Licensor’s warranties contained in this Article 7 or to make good any shortages or non-completed deliveries, Licensor will within reasonable time provide Licensee or its subsidiary, affiliate, distributor, agent or customer with replacement Contract Products or parts thereof to the extent necessary to meet these warranties or shortages.

7.5	Licensor will reimburse Licensee for any reasonable and necessary expenses and losses incurred by Licensee by reason of the withdrawal or recall of the Contract Products or any parts thereof or the withdrawal or recall of the Contract Products from the market for any reason related to any defects of the Contract Products due to any fault of Licensor. Such reimbursement will not exceed the prices paid by Licensee for the pertaining delivery of Contract Products.

7.6	Licensee will reimburse Licensor for any reasonable and necessary expenses and losses incurred by Licensor by reason of the withdrawal or recall of the Contract Products or

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any parts thereof from the market for any reason unrelated to the Contract Products present in these Contract Products. Such reimbursement will not exceed the total amount paid by Licensee to Licensor for the pertinent Contract Products.

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EXHIBIT I –PRODUCT SPECIFICATIONS

Product: Cancer Confirmation Probemix

For Metaphase/Interphase preparations and Direct Preparations, male and female samples should show:

•	For normal cases, [******************************************************

**************] spots should be visible at the specified locus of chromosomes in [***] of cells analyzed.

•	Intensity of the signals should be comparable to the former approved batch of the same [******].

•	Intensity and quality of the [*****] will be confirmed by LICENSEE on the specific application by comparative testing with the former batch.

Expiry Date

•	For all Contract Products, 2 years upon proper storage at 4°C.

Amounts per test:

•	[*****]

As may be appropriate the Parties may periodically update the specifications of the LICENSED PRODUCTS.

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EXHIBIT J1 – FEE(S)

Upfront & Milestone Payments

1)	In consideration of the rights and licenses granted hereunder IMMUNICON shall pay to KREATECH an entrance fee of [****] due within thirty (30) days of the EFFECTIVE DATE of this AGREEMENT.

KREATECH shall offer IMMUNICON the option to substitute at no additional cost the [****************].

2)	In further consideration of the rights and licenses granted hereunder, IMMUNICON shall pay to KREATECH Milestone Fees as listed below:

Commercialization Milestones:

IMMUNICON agrees to pay KREATECH the sum of [******] due within thirty (30) days of the first commercial sale to a third party that is not an AFFILIATE of IMMUNICON of either a service or product that utilizes the LICENSED PRODUCTS.

Regulatory Milestones:

IMMUNICON agrees to pay KREATECH the sum of [*****] due within thirty (30) days of submission of an IMMUNICON regulatory application to the United States Food & Drug Administration (“FDA”) that utilizes the LICENSED PRODUCTS. Upon the successful clearance of IMMUNICON’s application by the FDA, IMMUNICON further agrees to pay KREATECH an additional [******] due within thirty (30) days of formal notification of such clearance by the FDA.

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EXHIBIT J 2– Payments for LICENSED PRODUCTS

In good faith the Parties agree that the purchase of the LICENSED PRODUCTS will proceed as follows:

Research Phase: the duration of the Research Phase shall be no longer than two (2) years commencing from the January 3 2006.

Minimum guaranteed tests per Y1 and Y2: [***] tests each Year

Minimum order quantity: [***] tests, expiration time 2 years.

Price per test [***],-

Exploratory Phase: the duration of the Exploratory Phase shall be no longer than two (2) years commencing from the January 3 2008.

Minimum guaranteed tests per Y3 and Y4: [***] tests each Year

Minimum order quantity: [***] tests, expiration time 2 years.

Price per test [*****]

Formal Commercialization Phase: This period of formal commercialization shall commence upon the expiration of the “Exploratory Phase” described above.

Minimum guaranteed tests year 1: [***] tests

Minimum guaranteed tests year 2: [***] tests

Minimum guaranteed tests year 3: [****] tests

Minimum guaranteed tests year 4: [****] tests

Minimum guaranteed tests after year 4: [****] tests

[***] tests per Y: price per test [***]

[***] tests per Y: price per test [***]

[***] tests per Y: price per test [***]

[***] tests per Y: price per test [***]

[***] tests per Y: price per test [***]

[***] or more tests per Y: price per test [***]

In the event KREATECH signs any agreement with a third party providing for a license under Patent Rights at a supply prices, entrance and milestone fees and royalty rate that in the aggregate are more favourable than that provided for in this Agreement for the combination of TERRITORY, PRODUCT APPLICATION, and MARKET SEGMENT, KREATECH will promptly so inform LICENSEE, and will offer to modify this Agreement to provide to LICENSEE materially equivalent terms and conditions as those set forth in such third party agreement, including without limitation the same supply prices, entrance and milestone fees and royalty rate as set forth in such third party agreement.

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EXHIBIT K - REPORTS

(a)	A narrative description of the steps being taken to create a market demand for the LICENSED PRODUCTS, to commercialize the LICENSED PRODUCTS and to meet the market demand for the LICENSED PRODUCTS;

(b)	A narrative description of the LICENSED PRODUCTS currently being offered for sale by LICENSEE and its RESELLERS (if any). Copies of current sales brochures, promotional materials, and price lists shall be included with such description;

(c)	The number, type and serial number or lot number of LICENSED PRODUCTS sold or disposed of by LICENSEE and each RESELLER (if any);

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EXHIBIT L – KREATECH’S STANDARD FEES 2005/2006

The parties agree that KREATECH’s standard fees are [***]- per hour. Prior to LICENSEE engaging the services of KREATECH, the Parties shall in good faith agree upon the amount of such services to be performed.

ULS™ Supply and Marketing License Agreement Kreatech - Immunicon V2.0 Page 42 of 42	KREATECH: _________	LICENSEE: _________

CONFIDENTIAL